EMPLOYMENT AGREEMENT

                  This Agreement is made as of _____________, 1996 by and between Secure Computing Corporation, a Delaware corporation (the "Company"), and Glenn Mackintosh (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS the Company desires to employ Executive in accordance with the terms and conditions stated in this Agreement; and

                  WHEREAS Executive desires to accept that employment pursuant to the terms and conditions of this Agreement;

                  NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.       EMPLOYMENT

         1.1 Employment As Executive. The Company hereby agrees to employ Executive as Vice President and General Manager of the Firewall Division, reporting directly to the Chief Executive Officer of the Company, commencing the date hereof and continuing until the earlier of (i) the third anniversary of the date hereof, or (ii) the date his employment terminates pursuant to Article III hereof. Executive accepts such employment pursuant to the terms of this Agreement. Executive shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company. Executive shall relocate (the "Relocation") from Toronto, Ontario to the Minneapolis-St. Paul, Minnesota metropolitan area (the "Twin Cities").

         1.2 Exclusive Services. Executive agrees to devote his full working time, attention and energy to performing his duties and responsibilities to the Company under this Agreement during the term of this Agreement.

II.      COMPENSATION, BENEFITS AND PERQUISITES

         2.1 Base Salary. During the period this Agreement is in effect, the Company shall pay Executive a base salary at a rate equal to U.S. $125,000 per year. The base salary shall be payable bi-weekly. The Board of Directors of the Company will review the base salary from time to time, no less frequently than annually, and may in its sole discretion adjust it upward, but not downward, to reflect performance, appropriate industry guideline data and other factors.

         2.2 Relocation. The Company will reimburse Executive for all reasonable documented expenses relating to the Relocation; provided that such expenses shall not include any costs, fees, losses or expenses associated with the sale or purchase of a residence, except that the Company will pay a customary real estate brokerage commission on the sale of Executive's present primary residence and closing costs associated with the purchase of Executive's new residence. The Company will also cover all reasonable documented expenses relating to trips that Executive and his significant other take from Toronto to the Twin Cities for house hunting and other purposes related to the Relocation. The Company will also cover the cost of temporary housing in the Twin Cities as needed; provided, however, that the terms of such temporary housing, including the duration of time therefor, are authorized and approved in writing by the Chief Executive Officer of the Company.

         2.3 Bonuses. If certain performance goals established from time to time by the Board of Directors of the Company are met, the Executive will be entitled to a performance bonus of 35% of base salary following each anniversary of the date hereof. The amount of such bonus may be increased, but not decreased, by the Board of Directors of the Company.

         2.4 Stock Options. The Compensation Committee of the Board of Directors of the Company has granted to the Executive, subject to completion of the amalgamation of Border Network Technologies Inc. with a subsidiary of the Company and the execution and delivery of this Agreement, an option to purchase shares of common stock, par value $0.01 per share, of the Company ("Shares") as follows: a non-statutory stock option under the Company's 1995 Omnibus Stock Plan (the "Plan") to purchase 40,000 Shares at an exercise price of U.S. $27.00 per share. Such option shall vest and become exercisable as to one-third of such shares on each of the first, second and third anniversaries of the date hereof.

Additional awards under the Plan may be made to the Executive in the discretion of the Compensation Committee.

         2.5 Vacations. Executive shall be entitled to vacation in accordance with policies of the Company; provided that Executive shall be entitled to not less than three weeks of paid vacation, increasing consistent with Company policy.

         2.6 Employee Benefits. Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other employees under the applicable Company plans and policies, and to future benefits and perquisites made generally available to employees of the Company. Executive's participation in such benefit plans shall be on the same basis as applies to other employees of the Company. Executive shall pay any contributions which are generally required of employees to receive any such benefits.

         2.7 Employment Taxes and Withholding. Executive recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to United States and/or Canadian federal, state, provincial or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of the Executive. To the extent that United States and/or Canadian federal, state, provincial or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Executive under this Agreement.

         2.8 Legal Limits on Benefits. The parties recognize that the Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada), and other laws and regulations place limits on the benefits the Company can provide for its employees. The benefits for Executive under this Agreement shall be reduced to the extent necessary to comply with any such laws and regulations currently in effect or enacted in the future, including any reductions that may be necessary to preserve the tax-favored status of a benefit, to preserve the Company's tax deduction for the costs of a benefit, or to avoid the imposition of excise taxes on the Company or Executive.

         2.9 Company Responsibility for Insured Benefits. In this Article II, the Company is agreeing to provide certain benefits which are provided in the form of premiums of insurance coverage. The Company is not itself promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company becomes insolvent and cannot pay benefits it owes to Executive or his beneficiaries under the insurance policy, neither Executive nor his personal representative or beneficiary shall have any claim for benefits against the Company.

         2.10 Expenses. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement from the Company (in accordance with the policies and procedures in effect for the Company's employees) for all reasonable travel and other expenses incurred by him in connection with his services hereunder.

III.     TERMINATION OF EXECUTIVE'S EMPLOYMENT

         3.1      Termination of Employment.

                  (a) Executive's employment under this Agreement may be terminated by the Company at any time for any reason; provided, however, that (i) if Executive's employment is terminated by the Company prior to the first anniversary of the date hereof for a reason other than for cause, he shall be entitled to continue to receive his base salary under Section 2.1 for the remainder of the period through the second anniversary of the date hereof, and (ii) if Executive's employment is terminated by the Company after the first anniversary of the date hereof for a reason other than for cause, he shall be entitled to continue to receive his base salary under Section 2.1 for the remainder of the period ending on the first anniversary of the date of termination of Executive's employment hereunder.

                  (b) Executive's employment under this Agreement may be terminated by Executive at any time for any reason.

                  (c) The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay and benefits shall cease on the date his employment under this Agreement terminates.

         3.2 Cause. For purposes of this Article III, "cause" shall mean only the following: (i) indictment or conviction of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude; (iii) if Executive fails to relocate within a reasonable time as provided in Section 1.1, recognizing that the Relocation involves an international move; or (iv) the willful failure by Executive to substantially perform his material duties under this Agreement as determined by the Board of Directors (excluding nonperformance resulting from Executive's disability) which willful failure is not cured within thirty (30) days after written notice from the Chief Executive Officer of the Company specifying the act of willful nonperformance or within such longer period (but no longer than ninety (90) days in any event) as is reasonably required to cure such willful nonperformance.

         3.3 Disability. If Executive has become disabled from performing his duties under this Agreement and the disability has continued for a period of more than ninety (90) days, the Board of Directors of the Company may, in its discretion, determine that Executive will not return to work and terminate his employment under this Agreement. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of the Company during the period he remains disabled.

IV.      NON-COMPETITION; CONFIDENTIALITY AND TRADE SECRETS; INVENTIONS

         4.1 Agreement Not to Compete. Executive agrees that, on or before the date which is the later of (i) two years from the date of this Agreement, and
(ii) one year after the date Executive's employment terminates, he will not, unless he receives the prior approval of the Board of Directors of the Company, directly or indirectly engage in any of the following actions:

                  (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, proprietor, consultant or otherwise, any business or entity whose products or services or proposed products or services compete or would compete directly or indirectly with those of the Company, or any of its subsidiaries (a "Competitive Corporation"). However, nothing in this subsection (a) shall preclude Executive from holding less than one percent of the outstanding capital stock of any Competitive Corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market or any Competitive Corporation which is a "reporting issuer" as defined in the Securities Act (Ontario) or other similar provincial securities legislation.

                  (b) Intentionally solicit, endeavor to entice away from the Company, or any its subsidiaries, or otherwise interfere with the relationship of the Company, or any of its subsidiaries with, any person who is employed by or otherwise engaged to perform services for the Company, or any of its subsidiaries (including, but not limited to, any independent sales representatives or organizations), or any person or entity who is, or was within the then most recent 12-month period, a customer or client of the Company, or any of its subsidiaries, whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

         4.2 Non-Disclosure of Information.

                  (a) The Executive agrees that, except as required in the performance of his duties for the Company, or as authorized by the Company in writing or as required by law, he will not during the course of employment by the Company or at any time thereafter use or disclose to others proprietary or trade secret information of the Company, or others, including but not limited to customer furnished information which has been provided to the Company with restrictions on its use or further disclosure, and classified information of the United States. Proprietary or trade secret information of the Company is information used or useful in the conduct of the business of the Company which is not generally known to the public or in a relevant industry, such as, but not limited to, information regarding the Company's research, development, manufacturing, purchasing, finances, acquisition activity, accounting, engineering, marketing, merchandising, selling and present and prospective customers (including listing of, proposals to, agreements with, and relationships with such customers).

                  (b) The Executive agrees that in the performance of his duties and responsibilities for the Company, he will not disclose, publish or use any confidential information, proprietary data, or trade secrets that he may have obtained from any previous employer or association.

                  (c) The Executive agrees that he will return to the Company and stop using upon request or upon termination of his employment, all papers, notebooks, reports, manuals, computer files, software, vehicles, tool, keys and entry cards, identification cards or badges, credit authorization, apparatus, computer user identifiers, passwords and other property furnished to him by the Company, or which was prepared or made in whole or in part by him in connection with his employment by the Company.

         4.3 Inventions. Executive agrees that he will promptly disclose to the Company all product, process, hardware and software inventions, designs, computer programs and related documentation, other works of authorship and mask works ("Developments") relating to the business of the Company which he made individually, or jointly with others, while employed by the Company or within a period of six months following termination of his employment. The Executive hereby assigns and agrees to assign all interest in such Developments to the Company, and upon the request and at the expense of the Company, do all other acts reasonably necessary to assist it in obtaining and enforcing rights in Developments in any and all countries; provided, however, this Section 4.3 shall not apply to Developments for which no equipment, supplies, facility or trade secret information of the Company was used and which is developed entirely on the Executive's own time and (a) which does not relate (i) directly to the business of the Company or (ii) to the actual or demonstrably anticipated research or development of the Company, or (b) which does not result from any work performed by the Executive for the Company. The Executive acknowledges and agrees that the provisions of this Section 4.3 shall apply whether or not the Executive receives or is considered for the award of any additional compensation for any Development. This Section 4.3 does not apply to Developments in which the Executive claims an interest which were made before his employment with the Company. Attached hereto as Attachment I is a list identifying such Developments made before the date hereof.

         4.4 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of the provisions of Section 4.1, 4.2 or 4.3 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief to enforce such provisions, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V.       MISCELLANEOUS

         5.1 Amendment. This Agreement may be amended only in writing, signed by both parties.

         5.2 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements relating to the employment of Executive by the Company.

         5.3 Company Policies and Handbooks. Any policies or handbooks of the Company which may from time to time be applicable to the Executive shall be a guide regarding the Executive's employment but shall not constitute or imply an agreement between the Executive and the Company nor shall any representations made to the Executive, before or during his employment, which are not made in writing and authorized by the Company, constitute an agreement.

         5.4 Assignment. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or obligations under this Agreement.

         5.5 Successors. Subject to Section 5.4, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

         5.6 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

                  If to the Company, to:

                  Secure Computing Corporation
                  2675 Long Lake Road
                  Roseville, Minnesota  55113
                  USA
                  Attention:  Chief Executive Officer

                  If to Executive, to:

                  Glenn Mackintosh
                  95 Prince Arthur Street
                  Suite 701
                  Toronto, Ontario  M5R 3P6
                  Canada

or to such other addresses as either party may designate in writing to the other party from time to time.

         5.7 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the Chief Executive Officer of the Company.

         5.8 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

         5.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO CONTRACTS EXECUTED AND FULLY PERFORMED WITHIN THE STATE OF MINNESOTA. EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY ONTARIO LAW, EXECUTIVE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN THE CITY OF MINNEAPOLIS, HENNEPIN COUNTY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EXECUTIVE HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE COURT OR SUCH FEDERAL COURT. EXECUTIVE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT HE MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND EXECUTIVE HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DELIVERING OF A COPY OF SUCH PROCESS TO OF THE COMPANY OR EXECUTIVE, AS THE CASE MAY BE, AT THE RESPECTIVE ADDRESS SPECIFIED IN SECTION 5.6 OR BY ANY OTHER METHOD PROVIDED BY LAW. EACH OF THE COMPANY AND EXECUTIVE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR BY ANY OTHER MANNER PROVIDED BY LAW.

         5.10 Headings. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         5.11 Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                               EXECUTIVE

                               _________________________________________________
                                              Glenn Mackintosh


                               SECURE COMPUTING CORPORATION


                               By  _____________________________________________
                                   President and Chief Executive Officer


                                  ATTACHMENT I

                     PRE-EMPLOYMENT INVENTIONS AND WRITINGS


                                      NONE